Exhibit 10.1

JOINT FILING AGREEMENT

We, the signatories of the statement to which this Joint Filing Agreement is attached, hereby agree that such statement is filed, and any amendments thereto filed by any or all of us will be filed on behalf of each of us.

Dated: December 6, 2017.	/s/ Glenn Sanford
Signature
Glenn Sanford

Dated: December 6, 2017.	/s/ Penny Sanford
Signature
Penny Sanford